EXHIBIT 5.01


                            Daniel J. Barsky, Esq.
                            611 Broadway, Suite 308
                            New York, New York 10012


April 5,2000

Directrix, Inc.
236 West 26th Street
Suite 12W
New York, NY  10001

RE: Registration of 220,000 shares of Common stock, par value $.01 per share, under the Securities Act of 1933, as amended

Ladies and Gentlemen:

In my capacity as special counsel to Directrix, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 220,000 shares of Common Stock, par value $.01 per share, of the Company (the "Stock") to be issued pursuant to the 1998 Directrix, Inc. Stock Incentive Plan and the 1998 Directrix, Inc. Stock Incentive Plan for Outside Directors (the "Plans").

In that connection, I have examined the Certificate of Incorporation, as amended, and the By-laws, as amended, of the Company, the Registration Statement, the Plans, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plans, and such other instruments and documents as I deemed relevant under the circumstances.

In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as photo static copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company to date.

Based upon and subject to the foregoing, I am of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid and non-assessable.

I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  /s/ Daniel J. Barsky
                                                  --------------------------
                                                  Daniel J. Barsky